Exhibit 10.2

FORM OF REGISTRATION RIGHTS AGREEMENT
by and between
Coinstar, Inc.
and
GetAMovie, Inc.

Dated as of                     , 2009

Annex A Form of Opinions of Counsel

i

     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of                    , 2009, by and between Coinstar, Inc., a Delaware corporation (“Purchaser”), and GetAMovie, Inc., an Illinois corporation (“Seller”).
     WHEREAS, Purchaser and Seller are parties to that certain Purchase and Sale Agreement, dated February 12, 2009 (the “Purchase Agreement”), pursuant to which Seller has agreed to sell to Purchaser all of its Class A Interests in Redbox Automated Retail, LLC in exchange for cash and Purchaser Shares; and
     WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties desire to enter into this Agreement in order to create certain registration rights for Seller as set forth below.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
SECTION 1
CERTAIN DEFINITIONS
     1.1 As used in this Agreement, the terms below shall have the meanings specified below:
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlling” and “controlled”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
     “Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
     “Availability Default” shall have the meaning specified in Section 2(h).
     “beneficially own” means, with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act, including securities beneficially owned by others with whom such Person or any of its Affiliates has agreed to act together for the purpose of acquiring, holding, voting or disposing of such securities; provided that a Person shall not be deemed to “beneficially own” (a) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates until such tendered securities are accepted for payment, purchase or exchange; (b) any security as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (ii) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report).
     “Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banking institutions in the State of Illinois or the State of New York are authorized or obligated by law to close.
     “Closing Date” shall have the meaning specified in the Purchase Agreement.
     “Deferred Stock Payment” shall have the meaning specified in the Purchase Agreement.
     “Effectiveness Default” shall have the meaning specified in Section 2(h).
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Filing Default” shall have the meaning specified in Section 2(h).
     “FINRA” means the Financial Industry Regulatory Authority created in July 2007 through the consolidation of the National Association of Securities Dealers and the member regulation, enforcement and arbitration functions of the NYSE.
     “Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor forms thereto permitting registration of securities under the Securities Act.
     “Governmental Entity” means any federal, state, local or foreign court, government or political subdivision or department thereof, or any governmental administrative or regulatory body.
     “Holdback Agreement” shall have the meaning specified in Section 5.
     “Holdback Period” shall have the meaning specified in Section 5.
     “Indemnified Party” shall have the meaning specified in Section 8(c).
     “Indemnifying Party” shall have the meaning specified in Section 8(c).
     “Initial Stock Consideration” shall have the meaning specified in the Purchase Agreement.
     “Mandatory Filing Date” means the Closing Date and each Deferred Consideration Payment Date occurring prior to the six-month anniversary of the date hereof on which Purchaser makes a Deferred Stock Payment to Seller.
     “Minimum Amount” means $15,000,000.

     “Person” means an individual, corporation, partnership, trust, limited liability company, branch of any legal entity, unincorporated organization, joint stock company, joint venture, association, other entity or Governmental Entity.
     “Permitted Transferee” means any Person to whom rights are transferred in accordance with the assignment provisions of the Purchase Agreement.
     “Piggyback Registration” shall have the meaning specified in Section 3(a).
     “Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented, and including all material incorporated by reference in such prospectus or prospectuses.
     “Purchase Agreement” means the agreement specified in the first recital hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.
     “Purchase Price” shall have the meaning specified in the Purchase Agreement.
     “Purchaser” shall have the meaning specified in the preamble to this Agreement.
     “Purchaser Shares” means shares of Purchaser common stock, par value $0.001 per share.
     “Registrable Securities” means, at any time, (a) Purchaser Shares issued to Seller pursuant to the terms of the Purchase Agreement; and (b) any Purchaser Shares or any other security issued by Purchaser after the date hereof in respect of the Purchaser Shares referenced in (a) by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, until the earliest to occur of (i) the date on which the resale of any such Purchaser Shares has been registered pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it; (ii) the date on which any such Purchaser Shares are transferred pursuant to Rule 144 under the Securities Act and no longer bear any restrictive legend; (iii) the date that is the second day following the first anniversary of the Closing Date; or (iv) the date on which any such Purchaser Shares are sold to Purchaser.
     “Registration” shall have the meaning specified in Section 2(b).
     “Registration Expenses” shall have the meaning specified in Section 7(a).
     “Registration Statement” means any registration statement of Purchaser which covers any of the Registrable Securities pursuant to the provisions of this Agreement whether or not pursuant to a request of Seller, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.
     “Rule 144” means such rule promulgated under the Securities Act.

     “Rule 415” means such rule promulgated under the Securities Act.
     “S-3 Shelf Registration” means the filing by Purchaser of an S-3 Shelf Registration Statement (or an amendment or supplement to an existing registration statement on Form S-3) for a public offering of all or such portion of the Registrable Securities designated by Seller pursuant to Rule 415 or otherwise.
     “S-3 Shelf Registration Statement” means a Registration Statement (including any amendment or supplement thereto) on Form S-3 including Registrable Securities.
     “SEC” means the Securities and Exchange Commission.
     “Securities Act” means the Securities Act of 1933.
     “Seller” shall have the meaning specified in the preamble to this Agreement. References herein to Seller shall apply to Permitted Transferees who become Sellers pursuant to Section 10, provided that (a) all obligations of Seller and its Permitted Transferees hereunder shall be several, and not joint and several; and (b) for purposes of all thresholds and limitations herein, the actions of the Permitted Transferees shall be aggregated.
     “Stock Consideration” means, as applicable, the Initial Stock Consideration and any Deferred Stock Payment.
     “Suspension Period” shall have the meaning specified in Section 4.
     “Termination Date” means the first date on which there are no Registrable Securities; provided, however, that if on such date Seller is participating in an underwritten offering of Registrable Securities pursuant to the terms of Section 2(c) for which a preliminary prospectus supplement has been published, “Termination Date” means the date on which such offering is consummated or withdrawn.
     “Third Party Holdback Period” means any Holdback Period imposed on Seller pursuant to Section 5 in respect of an underwritten offering of Purchaser Shares in which (a) Seller elected not to participate; or (b) Seller’s participation was reduced or eliminated pursuant to Section 3(b) or 3(c).
     “underwritten offering” means a registered offering in which securities of Purchaser are sold to one or more underwriters on a firm commitment basis for offering to the public.
     1.2 Interpretation. When a reference is made in this Agreement to an article, section, exhibit or schedule, such reference shall be to an article or section of, or an exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such term. Any agreement, instrument or statute defined or referred to herein or any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor agreements, instruments or statutes. Any agreement or instrument referred to herein shall include reference to all exhibits, schedules and other documents or agreements attached thereto or incorporated therein.
SECTION 2
REGISTRATION
     (a) Required Registration. Subject to the terms and conditions of this Agreement, Purchaser shall, no later than 5:30 p.m. on a Mandatory Filing Date, file with the SEC an S-3 Shelf Registration Statement covering the applicable Stock Consideration and, to the extent that the S-3 Shelf Registration Statement is not automatically effective upon such filing, use its reasonable best efforts to cause such S-3 Shelf Registration Statement to be declared effective as soon as practicable thereafter and keep such S-3 Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such applicable Stock Consideration for so long as it constitutes Registrable Securities hereunder (including by refiling such S-3 Shelf Registration Statement or a new S-3 Shelf Registration Statement, if the initial S-3 Shelf Registration Statement expires).
     (b) Right to Request Registration. Subject to the provisions of this Agreement, from the date of the first Deferred Stock Payment until the Termination Date, Seller may request that Purchaser register (a “Registration”) for public resale by Seller all or any portion of the Registrable Securities held by the Seller not otherwise covered by a Registration Statement. Upon such request, and subject to Sections 4 and 6 and the last sentence of this Section, Purchaser shall use reasonable best efforts (i) to, at any time when Purchaser is eligible to use Form S-3, file an S-3 Shelf Registration Statement (or any amendment or supplement thereto) covering the number of Registrable Securities specified in such request under the Securities Act for public resale in accordance with the method of disposition specified in such request within 15 Business Days after the date of Seller’s written request therefor; (ii) if Purchaser is not eligible to file an S-3 Shelf Registration Statement, to file a Registration Statement (other than an S-3 Shelf Registration Statement) registering for resale such number of Registrable Securities as requested to be so registered pursuant to this Section within 30 Business Days after the date of Seller’s request therefor; and (iii) to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter; provided, however, that, subject to subsections (a) and (c) of this Section and for so long as Purchaser shall have timely complied with its obligations under Section 11 hereof and Section 5.6 of the Purchase Agreement, Purchaser shall not be required to effect a Registration pursuant to this subsection unless Seller makes a request for Registration with respect to not less than 250,000 Registrable Securities not otherwise covered by a Registration Statement. If permitted under the Securities Act, such Registration Statement shall be one that is automatically effective upon filing.
     (c) Underwritten Offerings. Seller shall be entitled to request that a sale of Registrable Securities, whether pursuant to a Registration or an existing S-3 Shelf Registration Statement, be an underwritten offering; provided, however, that (based on the then-current market prices) the number of Registrable Securities included in such offering would reasonably be expected to yield gross proceeds of at least the Minimum Amount; and provided further, that Purchaser shall not be required to provide for or cooperate with a sale of Registrable Securities, whether pursuant to a Registration or an existing S-3 Shelf Registration Statement, pursuant to an underwritten offering as requested by Seller, on more than two occasions in any 12-month period unless consented to by Purchaser.
     (d) Selection of Underwriters. If any of the Registrable Securities are to be sold in an underwritten offering initiated by Seller, Purchaser and Seller shall mutually and reasonably select the managing underwriter or underwriters to lead the offering, it being understood and agreed that Goldman, Sachs & Co. shall be acceptable to both Purchaser and Seller.
     (e) Priority. Purchaser may include Purchaser Shares other than Registrable Securities in a Registration for any accounts (including for the account of Purchaser) on the terms provided in this Agreement. For any underwritten offering, Purchaser may include Purchaser Shares other than Registrable Securities for any accounts (including for the account of Purchaser), but only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested offering advise Purchaser and Seller that in their opinion the number of Purchaser Shares proposed to be included in the offering exceeds the number of Purchaser Shares which can be sold in such underwritten offering without materially delaying or jeopardizing the success of the offering (including the price per share of Purchaser Shares proposed to be sold in such underwritten offering), Purchaser shall include in such offering (i) first, the number of Registrable Securities that Seller proposes to sell; and (ii) second, the number of Purchaser Shares proposed to be included therein by any other Persons (including Purchaser Shares to be sold for the account of Purchaser) allocated among such Persons in such manner as Purchaser may determine. If the number of Purchaser Shares that may be sold is less than the number of Purchaser Shares proposed to be registered pursuant to clause (i) above by Seller, the amount of Purchaser Shares to be sold shall be allocated to Seller.
     (f) Right to Effect Sales. Seller shall be entitled, at any time and from time to time when an S-3 Shelf Registration Statement is effective and until the Termination Date, to offer and sell such Registrable Securities as are then registered pursuant to such Registration Statement, but only upon not less than 10 Business Days’ prior written notice to Purchaser (if such sale is to be underwritten) or such other period as may be reasonably necessary for Purchaser to comply with the covenants contained in Section 6(a), in each case to the extent relevant to such offering. Seller shall give Purchaser prompt written notice of the consummation of each such sale (whether or not underwritten).

     (g) Effective Period of Registration Statements.
     (i) With respect to any Registration Statement, Purchaser shall use reasonable best efforts to keep such Registration Statement effective for a period of 366 days following (and not including) the Closing Date or until all Registrable Securities covered by such Registration Statement shall have been sold by Seller, provided that such period shall be extended by the number of days in any Suspension Period commenced pursuant to Section 4 during such period (as it may be so extended) and by the number of days in any Third Party Holdback period commenced during such period (as it may be so extended).
     (h) Liquidated Damages. Subject to the terms and conditions of this Agreement (including Sections 4 and 6 hereof), if Purchaser does not (i) file an S-3 Shelf Registration Statement (or such other Registration Statement as may be appropriate in the circumstances) as and when required under this Agreement with respect to any Registrable Securities, other than as a result of the SEC being unable to accept such filings (a “Filing Default”); or (ii) cause (A) such S-3 Shelf Registration Statement (or such other Registration Statement) to be declared effective by the SEC; and (B) such Registrable Securities to be approved for listing on NASDAQ within 10 Business Days of a Seller request (an “Effectiveness Default”), then Purchaser shall pay Seller (or, if applicable, the relevant Permitted Transferee(s)) cash in an amount equal to 1% of the value of such Registrable Shares held by Seller (or, if applicable, the relevant Permitted Transferee(s)) (with such value determined as of the date of issuance thereof as Deferred Stock Consideration in accordance with the Purchase Agreement, with any Registrable Securities consisting of other than Purchaser Shares having a value equal to the Purchaser Shares in respect of which they were issued), at the close of business on the second Business Day following such Filing Default or Effectiveness Default. Following effectiveness of the Registration Statement and listing of the Registrable Securities on NASDAQ, subject to the terms and conditions of this Agreement (including Sections 4 and 6 hereof), if at any time the Registration Statement ceases to be effective and available for resale of the Registrable Securities covered by such Registration Statement (an “Availability Default”), Purchaser shall pay Seller (or such Permitted Transferee(s)) cash in an amount equal to 1% of the value of the Registrable Shares subject to such Registration Statement (or, if applicable, the relevant Permitted Transferees) (with such value determined as aforesaid) for each week that such Availability Default continues (pro rated for any partial week). Payment of liquidated damages resulting from an Availability Default shall be made on the first day of each month or such earlier date as such Availability Default shall have been cured. Any amount due but not paid by Purchaser pursuant to this subsection shall bear interest at a daily compounded rate equal to 18% per annum or the highest rate permitted by applicable law, whichever is lower, from and including the due date therefor through but excluding the date of payment. Liquidated damages payable hereunder shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller to Purchaser. Notwithstanding any of the above, in no event shall the Purchaser be required to pay to Seller (or, if applicable, the relevant Permitted Transferee(s)) more than the amount of the Purchase Price paid in Purchaser Shares under this Section 2(h).
     (i) Purchase Agreement Restrictions. Nothing in this Agreement shall affect the provisions of the Purchase Agreement related to Purchaser Shares, which shall apply independently hereof in accordance with the terms thereof.

SECTION 3
PIGGYBACK REGISTRATIONS
     (a) Right to Piggyback. Whenever prior to the Termination Date Purchaser proposes to register any Purchaser Shares under the Securities Act (other than on a registration statement on Form S-8, F-8, S-4 or F-4), whether for its own account or for the account of one or more holders of Purchaser Shares (other than Seller), and the form of registration statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), Purchaser shall give written notice to Seller of its intention to effect such a registration and, subject to Sections 3(b) and 3(c), shall include in such registration statement and in any offering of Purchaser Shares to be made pursuant to that registration statement all Registrable Securities with respect to which Purchaser has received a written request for inclusion therein from Seller within five Business Days after Seller’s receipt of Purchaser’s notice or, in the case of a primary offering, such shorter time as is reasonably specified by Purchaser in light of the circumstances (provided that only Registrable Securities of the same class or classes as Purchaser Shares being registered may be requested to be included). Purchaser shall have no obligation to proceed with any Piggyback Registration and may abandon, terminate and/or withdraw such registration for any reason at any time. If Purchaser or any other Person other than Seller proposes to sell Purchaser Shares in an underwritten offering pursuant to a registration statement on Form S-3 under the Securities Act, such offering shall be treated as a primary or secondary underwritten offering pursuant to a Piggyback Registration.
     (b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of Purchaser and the managing underwriters advise Purchaser and Seller (if Seller has elected to include Registrable Securities in such Piggyback Registration) that in their opinion the number of Purchaser Shares proposed to be included in such offering exceeds the number of Purchaser Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of Purchaser Shares proposed to be sold in such offering), Purchaser shall include in such registration and offering (i) first, the number of Purchaser Shares that Purchaser proposes to sell; and (ii) second, the number of Purchaser Shares requested to be included therein by holders of Purchaser Shares, including Seller (if Seller has elected to include Registrable Securities in such Piggyback Registration), pro rata among all such holders on the basis of the number of Purchaser Shares requested to be included therein by all such holders or as such holders and Purchaser may otherwise agree (with allocations among different classes of Purchaser Shares, if more than one are involved, to be determined by Purchaser). If the number of Purchaser Shares that may be sold is less than the number of Purchaser Shares proposed to be registered pursuant to clause (i) above by Purchaser, the amount of Purchaser Shares to be sold shall be allocated to Purchaser.
     (c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Purchaser Shares other than Seller (and Seller has elected to include Registrable Securities in such Piggyback Registration), and the managing underwriters advise Purchaser that in their opinion the number of Purchaser Shares proposed to be included in such registration exceeds the number of Purchaser Shares (of any class) which can be sold in such offering without materially delaying or jeopardizing the success of the offering (including the price per share of Purchaser Shares to be sold in such offering), then Purchaser shall include in such registration (i) first, the number of Purchaser Shares requested to be included therein by the holder(s) initially requesting such registration; (ii) second, the number of Purchaser Shares requested to be included therein by other holders of Purchaser Shares, including Seller (if Seller has elected to include Registrable Securities in such Piggyback Registration), pro rata among such holders on the basis of the number of Purchaser Shares requested to be included therein by such holders or as such holders and Purchaser may otherwise agree (with allocations among different classes of Purchaser Shares, if more than one are involved, to be determined by Purchaser); and (iii) third, the number of Purchaser Shares that Purchaser proposes to sell.
     (d) Selection of Underwriters. If any Piggyback Registration is a primary or secondary underwritten offering, Purchaser shall have the right to provide for the selection the managing underwriter or underwriters to administer any such offering.
     (e) Basis of Participation. Seller may not sell Registrable Securities in any offering pursuant to a Piggyback Registration unless it (i) agrees to sell such Purchaser Shares on the same basis provided in the underwriting or other distribution arrangements approved by Purchaser and that apply to Purchaser and/or any other holders involved in such Piggyback Registration; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other documents required under the terms of such arrangements.
SECTION 4
SUSPENSION PERIODS
     Purchaser may (i) delay the filing or effectiveness of a Registration Statement in conjunction with a Registration; or (ii) prior to the pricing of any underwritten offering or other offering of Registrable Securities pursuant to a Registration delay such underwritten or other offering (and, if it so chooses, withdraw any Registration Statement that has been filed), but in each case described in clauses (i) and (ii) only if Purchaser determines in its reasonable judgment (A) that proceeding with such an offering would require Purchaser to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in Purchaser’s best interests; or (B) that the registration or offering to be delayed would, if not delayed, materially adversely affect Purchaser and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason. Any period during which Purchaser has delayed a filing, effectiveness or an offering pursuant to this Section is herein called a “Suspension Period.” Purchaser shall provide prompt written notice to Seller of the commencement and termination of any Suspension Period (and any withdrawal of a Registration Statement pursuant to this Section) but shall not be obligated under this Agreement to disclose the reasons therefor. Seller shall keep the existence of each Suspension Period confidential and refrain from making offers and sales of Registrable Securities (and direct any other Affiliates making such offers and sales to refrain from doing so) during each Suspension Period. In no event (x) may Purchaser deliver notice of a Suspension Period to Seller more than two times in any calendar year; and (y) shall a Suspension Period or Suspension Periods be in effect for an aggregate of 30 days or more in any calendar year.
SECTION 5
HOLDBACK AGREEMENTS
     The restrictions in this Section shall apply for as long as Seller is the beneficial owner of any Registrable Securities. If Purchaser sells Purchaser Shares or other securities convertible into or exchangeable for (or otherwise representing a right to acquire) Purchaser Shares in a primary underwritten offering pursuant to any registration statement under the Securities Act (but only if Seller is provided its piggyback rights, if any, in accordance with Sections 3(a) and 3(b)), or if any other Person sells Purchaser Shares in a secondary underwritten offering pursuant to a Piggyback Registration in accordance with Sections 3(a) and 3(c), and if the managing underwriters for such offering advise Purchaser (in which case Purchaser promptly shall notify Seller) that a public sale or distribution of Purchaser Shares outside such offering would materially adversely affect such offering, then, if requested by Purchaser, Seller shall agree, as contemplated in this Section, not to sell, or request the registration of, any Registrable Securities (or any securities of any Person that are convertible into or exchangeable for, or otherwise represent a right to acquire, any Registrable Securities) for a period (each such period, a “Holdback Period”) beginning on the 15th day before the pricing date for the underwritten offering and extending through the earlier of (a) the 90th day after such pricing date (subject to customary extensions); and (b) such earlier day (if any) as may be designated for this purpose by the managing underwriters for such offering (each such agreement of Seller, a “Holdback Agreement”). Each Holdback Agreement shall be in writing in form and substance satisfactory to Purchaser and the managing underwriters. Notwithstanding the foregoing, Seller shall not be obligated to make a Holdback Agreement unless Purchaser and each selling shareholder in such offering also execute agreements substantially similar to such Holdback Agreement relating to public sales or distributions of Purchaser Shares outside the applicable offering.
SECTION 6
REGISTRATION PROCEDURES
     (a) Whenever Seller requests or the provisions of Section 2(a) require that any Registrable Securities be registered pursuant to this Agreement, Purchaser shall use reasonable best efforts to effect, as soon as practicable and otherwise as and when provided herein, the registration and (if applicable) the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and, pursuant thereto, Purchaser shall, as soon as practicable as provided herein:

     (i) subject to the other provisions of this Agreement, use reasonable best efforts to prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective (unless it is automatically effective upon filing);
     (ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the applicable requirements of the Securities Act and to keep such Registration Statement effective for the relevant period required hereunder, but no longer than is necessary to complete the distribution of Purchaser Shares covered by such Registration Statement, and to comply with the applicable requirements of the Securities Act with respect to the disposition of all Purchaser Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition set forth in such Registration Statement;
     (iii) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;
     (iv) deliver, without charge, such number of copies of the preliminary and final Prospectus and any supplement thereto as Seller may reasonably request in order to facilitate the disposition of the Registrable Securities of Seller covered by such Registration Statement in conformity with the requirements of the Securities Act;
     (v) use reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such U.S. jurisdictions as Seller reasonably requests and continue such registration or qualification in effect in such jurisdictions for as long as the applicable Registration Statement may be required to be kept effective under this Agreement provided that Purchaser will not be required to (A) qualify generally to do business in any jurisdiction where it or any of its subsidiaries would not otherwise be required to qualify but for this subparagraph (v); (B) subject itself or any of its subsidiaries to taxation in any such jurisdiction; or (C) consent to general service of process for itself or any of its subsidiaries in any such jurisdiction;
     (vi) notify Seller and each distributor of such Registrable Securities identified by Seller, at any time when a Prospectus relating thereto would be required under the Securities Act to be delivered by such distributor, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of Seller, Purchaser shall use reasonable best efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (vii) on the effective date of any Registration Statement filed pursuant to Section 2(a), Purchaser shall cause to be delivered to Seller (i) an opinion of Perkins Coie LLP, counsel for Purchaser (or such other counsel reasonably acceptable to Seller), dated the effective date and addressed to Seller, to substantially the effect set forth in Annex A hereto and otherwise in form and substance reasonably satisfactory to Seller; and (ii) to the extent allowed pursuant to professional standards  a customary comfort letter of KPMG LLP, independent accountants to Purchaser, dated the effective date and addressed to Seller, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the SEC thereunder and otherwise in form and substance reasonably satisfactory to Seller;
     (viii) in the case of any block trade (whether on a principal or agency basis) involving Registrable Securities, whether pursuant to a Registration Statement or otherwise, take all such other customary and reasonable actions as the Seller or the relevant dealer may request in order to facilitate the disposition of such Registrable Securities pursuant to such block trade, including the entry into any agreement for the indemnification of such dealer and the provision of opinions of counsel and comfort letters that are consistent with customary and reasonable practices for such transactions;
     (ix) in the case of an underwritten offering in which Seller participates pursuant to a Registration or a Piggyback Registration, enter into an underwriting agreement in substantially the form used by Purchaser at that time for underwritten offerings of that kind, with appropriate modification, containing such provisions (including provisions for indemnification, lockups, opinions of counsel and comfort letters), and take all such other customary and reasonable actions as the managing underwriters of such offering may request in order to facilitate the disposition of such Registrable Securities (including, making members of senior management of Purchaser available at reasonable times and places to participate in “road-shows” that the managing underwriter determines are necessary to effect the offering);
     (x) to the extent not prohibited by applicable law, (A) make reasonably available, for inspection by Seller or the managing underwriters in case of an underwritten offering and any attorneys and accountants acting Seller or for such managing underwriters, pertinent corporate documents and financial and other records of Purchaser and its subsidiaries; (B) cause Purchaser’s officers and employees to supply information reasonably requested by Seller or such managing underwriters or attorneys in connection with such offering; (C) make Purchaser’s independent accountants available for Seller’s or such managing underwriters’s due diligence and have them provide customary comfort letters to Seller or such managing underwriters in connection therewith; and (D) cause Purchaser’s counsel to furnish customary legal opinions to Seller or such managing underwriters in connection therewith; provided, however, that such records and other information shall be subject to such confidential treatment as is customary for due diligence reviews;
     (xi) use reasonable best efforts to cause all such Registrable Securities to be listed on NASDAQ or any successor primary securities exchange (if any) on which Purchaser Shares are then listed;

     (xii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement and, a reasonable time before any proposed sale of Registrable Securities pursuant to a Registration Statement, provide the transfer agent with printed certificates for the Registrable Securities to be sold or such other applicable evidence of such Registrable Securities, subject to the provisions of Section 10;
     (xiii) make generally available to its shareholders a consolidated earnings statement (which need not be audited) for a period of 12 months beginning after the effective date of the Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earning statement under Section 11(a) of the Securities Act and Rule 158 thereunder; and
     (xiv) promptly notify Seller and the managing underwriters of any underwritten offering, if any:
     (A) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
     (B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for any additional information regarding Seller;
     (C) of the notification to Purchaser by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
     (D) of the receipt by Purchaser of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.
     For the avoidance of doubt, the provisions of clauses (ix), (xiii) and (xiv) of this Section shall apply only in respect of an underwritten offering and only if (based on market prices at the time the offering is requested by Seller) the number of Registrable Securities to be sold in the offering would reasonably be expected to yield gross proceeds of at least the Minimum Amount.
     (b) No Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to Purchaser by or on behalf of Seller, other holder of Purchaser Shares, or any underwriter or other distributor specifically for use therein.
     (c) At all times after Purchaser has filed a Registration Statement with the SEC pursuant to the requirements of the Securities Act and until the Termination Date, Purchaser shall use reasonable best efforts to continuously maintain in effect the registration statement of Purchaser Shares under Section 12 of the Exchange Act and to use reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder.
     (d) Purchaser may require Seller and each distributor of Registrable Securities as to which any registration is being effected to furnish to Purchaser documentation and information regarding such Person and the distribution of such securities as Purchaser may from time to time reasonably request in connection with such registration.
     (e) Seller agrees by having Purchaser Shares treated as Registrable Securities hereunder that, upon being advised in writing by Purchaser of the occurrence of an event pursuant to Section 6(a)(vi), Seller will immediately discontinue (and direct any other Affiliates making offers and sales of Registrable Securities to immediately discontinue) offers and sales of Registrable Securities pursuant to any Registration Statement (other than those pursuant to a plan that is in effect prior to such time and that complies with Rule 10b5-1 of the Exchange Act) until it is advised in writing by Purchaser that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(vi), and, if so directed by Purchaser, Seller will deliver to Purchaser all copies, other than permanent file copies then in Seller’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
     (f) Purchaser may prepare and deliver an issuer free-writing prospectus (as such term is defined in Rule 405 under the Securities Act) in lieu of any supplement to a Prospectus, and references herein to any “supplement” to a Prospectus shall include any such issuer free-writing prospectus. Neither Seller nor any other seller of Registrable Securities may use a free-writing prospectus to offer or sell any such shares without Purchaser’s prior written consent.
     (g) It is understood and agreed that any failure of Purchaser to file a registration statement or any amendment or supplement thereto or to cause any such document to become or remain effective or usable within or for any particular period of time as provided in Section 2, 3, or 6 or otherwise in this Agreement, due to reasons that are not reasonably within its control, or due to any refusal of the SEC to permit a registration statement or prospectus to become or remain effective or to be used because of unresolved SEC comments thereon (or on any documents incorporated therein by reference) despite Purchaser’s good faith and reasonable best efforts to resolve those comments, shall not be a breach of this Agreement (and will not trigger any liquidated damages under Section 2(h)).
     (h) It is further understood and agreed that Purchaser shall not have any obligations under this Section at any time on or after the Termination Date, unless an underwritten offering in which Seller participates has been priced but not completed prior to the Termination Date, in which event Purchaser’s obligations under this Section shall continue with respect to such offering until it is so completed (but not more than 60 days after the commencement of the offering).
     (i) Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be required to file a Registration Statement or include Registrable Securities in a Registration Statement unless it has received from Seller, at least five Business Days prior to the anticipated filing date of the Registration Statement, information and documents reasonably required by Purchaser to be provided by Seller.
SECTION 7
REGISTRATION EXPENSES
     (a) All reasonable expenses incident to Purchaser’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, FINRA filing fees, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for Purchaser and all independent certified public accountants and other Persons retained by Purchaser (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel and any other advisors representing any underwriters or other distributors), shall be borne by Purchaser (such expenses being herein called “Registration Expenses”). Seller shall bear the cost of all underwriting discounts and commissions associated with any sale of Registrable Securities and shall pay all of its own costs and expenses, including all fees and expenses of any counsel (and any other advisers) representing Seller and any stock transfer taxes.
     (b) The obligation of Purchaser to bear the expenses described in Section 7(a) shall apply irrespective of whether a registration, once properly demanded or requested becomes effective or is withdrawn or suspended; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of Seller (unless withdrawn following commencement of a Suspension Period pursuant to Section 4) shall be borne by Seller.
SECTION 8
INDEMNIFICATION
     (a) Purchaser shall indemnify, to the fullest extent permitted by law, Seller and each Person who controls Seller (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any amendment thereof or supplement thereto (including any “free writing prospectus” filed by Purchaser (as defined in Rule 433 under the Securities Act)) or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to Purchaser by Seller expressly for use therein.

In connection with an underwritten offering in which Seller participates conducted pursuant to a registration effected hereunder, Purchaser shall indemnify each participating underwriter and each Person who controls such underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Seller.
     (b) In connection with any Registration Statement in which Seller is participating, Seller shall furnish to Purchaser in writing such information as Purchaser reasonably requests for use in connection with any such Registration Statement or Prospectus, or amendment or supplement thereto, and shall indemnify, to the fullest extent permitted by law, Purchaser, its officers and directors and each Person who controls Purchaser (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, judgments, costs (including reasonable costs of investigation) and expenses (including reasonable attorneys’ fees) arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement or Prospectus, or any amendment or supplement thereto (including any “free writing prospectus” (as defined in Rule 405 of the Securities Act and required to be filed by Purchaser with the SEC or retained by Purchaser under Rule 433 of the Securities Act), or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to Purchaser by or on behalf of Seller expressly for use therein. Seller agrees that, unless it has or shall have obtained the prior written consent of Purchaser, it has not made and will not make any offer relating to the Registrable Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act).
     (c) Any party entitled to indemnification hereunder (an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after discovery by such Indemnified Party of any matters giving rise to a claim for indemnification. Such notice shall describe such claim in reasonable detail. Failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party except to the extent that the Indemnifying Party is actually prejudiced thereby. The Indemnified Party shall permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. An Indemnifying Party who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to one local counsel) for Parties indemnified (hereunder or otherwise) by such Indemnifying Party with respect to such claim (and all other claims arising out of the same circumstances), unless in the reasonable judgment of any Indemnified Party there may be one or more legal or equitable defenses available to such Indemnified Party which are in addition to or may conflict with those available to another Indemnified Party with respect to such claim, in which case such maximum number of counsel for all Indemnified Parties shall be two rather than one. If any Indemnifying Party is entitled to, and elects to, assume the defense of a claim, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated to reimburse the Indemnified Party for the costs thereof. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party related to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without the Indemnified Party’s written consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to the entry of any judgment or enter into or agree to any settlement relating to a claim or action for which any Indemnified Party would be entitled to indemnification by any Indemnifying Party hereunder unless such judgment or settlement imposes no ongoing obligations on any such Indemnified Party and includes as an unconditional term the giving, by all relevant claimants and plaintiffs to such Indemnified Party, a release, reasonably satisfactory in form and substance to such Indemnified Party, from all liabilities in respect of such claim or action for which such Indemnified Party would be entitled to such indemnification. The Indemnifying Party shall not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an Indemnified Party unless the Indemnifying Party has also consented to such judgment or settlement.
     (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of securities and the Termination Date but only with respect to offers and sales of Registrable Securities made before the Termination Date or during the period following the Termination Date referred to in Section 6(h).
     (e) If the indemnification provided for in or pursuant to this Section is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying Person, in lieu of indemnifying such indemnified Person, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person, and by such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the indemnifying Person be greater in amount than the amount for which such indemnifying Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

SECTION 9
SECURITIES ACT RESTRICTIONS
     The Registrable Securities are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, Seller shall not, directly or through others, offer or sell any Registrable Securities except pursuant to a Registration Statement or pursuant to an exemption from, or a transaction not subject to, registration under the Securities Act. Any certificates representing the Registrable Securities may bear a legend (and Purchaser’s share registry may bear a notation) referencing the restrictions on transfer contained in this Agreement, until such time as such securities have ceased to be (or are to be transferred in a manner that results in their ceasing to be) Registrable Securities as evidenced to the reasonable satisfaction of the Purchaser. Subject to the provisions of this Section, Purchaser shall replace any such legended certificates with unlegended certificates promptly upon surrender of the legended certificates to Purchaser or its designee, in order to facilitate a lawful transfer or at any time after such shares cease to be Registrable Securities.
SECTION 10
TRANSFERS OF RIGHTS
     If Seller transfers any Registrable Securities to a Permitted Transferee in accordance with the Purchase Agreement, such Permitted Transferee shall, together with all other such Permitted Transferees and Seller, also have the rights of Seller under this Agreement with respect to such Registrable Securities (including all of Seller’s rights in Section 8), but only if the Permitted Transferee signs and delivers to Purchaser a written acknowledgment that it has joined with Seller and the other Permitted Transferees as a party to this Agreement and has assumed, severally but not jointly, the rights and obligations of Seller hereunder with respect to the Registrable Securities transferred to it by Seller. Each such transfer shall be effective when (but only when) the Permitted Transferee has signed and delivered the written acknowledgment to Purchaser’s reasonable satisfaction. Upon any such effective transfer, the Permitted Transferee shall automatically have the rights so transferred, and Seller’s obligations under this Agreement, and the rights with respect to the Registrable Securities not so transferred, shall continue. Notwithstanding any other provision of this Agreement, no Person who acquires securities transferred in violation of this Agreement or the Purchase Agreement, or who acquires securities that are not or upon acquisition cease to be Registrable Securities, shall have any rights under this Agreement with respect to such securities, and such securities shall not have the benefits afforded hereunder to Registrable Securities.
SECTION 11
RULE 144 REPORTING

     With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Registrable Securities to the public without registration, Purchaser agrees to:
     (a) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144(c)(i), at all times until the Termination Date;
     (b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by Purchaser under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);
     (c) so long as Seller owns any Registrable Securities, if Purchaser is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144A (including the provision of information to Seller and prospective purchasers designated by Seller pursuant to Rule 144A(d)(4)) and, commencing at such time as sales are permitted under Rule 144, Rule 144A, and in any event shall make available (either by mailing a copy thereof, by posting on Purchaser’s website, or by press release) to Seller a copy of:
     (i) Purchaser’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with generally accepted accounting principles in the U.S., accompanied by an audit report of Purchaser’s independent accountants, no later than 90 days after the end of each fiscal year of Purchaser; and
     (ii) Purchaser’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner substantially consistent with the preparation of Purchaser’s annual financial statements, no later than 45 days after the end of each fiscal quarter of Purchaser.
SECTION 12
MISCELLANEOUS
     (a) Notices. All notices, requests, demands, consents and other communications given or required to be given under this Agreement and under the related documents shall be in writing and delivered to the applicable party at the address indicated below:

(i)	If to Purchaser:

Coinstar, Inc.
1800 114th Ave. SE
Bellevue, WA 98009-9258
Attention: Donald R. Rench, General Counsel
Facsimile: (425) 943-8090

     with a copy to:

Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, WA 98101-3099
Attention: Andrew Bor
Facsimile: (206) 359-9577

(ii)	If to Seller:

GetAMovie, Inc.
2915 Jorie Boulevard. Dept. 060
Oak Brook, IL 60523
Attention: Cathy Griffin, Esq., Vice-President, General Counsel and Secretary
Facsimile: (630) 623-8154
     with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Attention: Janet L. Fisher
Facsimile: (212) 225-3999
or, as to each party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this subsection. All notices may be sent by facsimile, or registered or certified mail, return receipt requested, postage prepaid. Notice shall be effective upon actual receipt thereof at designated address.
     (b) No Waivers. Any term, condition or provision of this Agreement may be waived to the extent permitted by law in writing at any time by the party that is entitled to the benefits thereof. The waiver of any breach of any provision under this Agreement by any party shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement. No such waiver shall be effective unless in writing.
     (c) Assignment. Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except (i) an assignment, in the case of a merger or consolidation where such party is not the surviving entity, or a sale of substantially all of its assets, to the entity which is the survivor of such merger or consolidation or the purchaser in such sale; or (ii) an assignment by Seller to a Permitted Transferee in accordance with the terms hereof.
     (d) No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than Purchaser and Seller (and any

Permitted Transferee to which an assignment is made in accordance with this Agreement), any benefits, rights, or remedies (except as specified in Section 8).
     (e) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereto agree that any suit, action or proceeding brought by either party seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in New York County, New York. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     (f) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
     (g) Entire Agreement. This Agreement contains the entire understanding of and all agreements between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreements or understandings, oral or written, pertaining to any such matters which agreements or understandings shall be of no force or effect for any purpose.
     (h) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
     (i) Severability. If any provision of this Agreement, as applied to any part or circumstance, shall be adjudged by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of any such provision and any other circumstances or the validity or enforceability of the other provisions of this Agreement.
     (j) Amendments. The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given with the prior written consent of Purchaser and Seller.
[Execution Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

COINSTAR, INC.
By:
Name:
Title:

GETAMOVIE, INC.
By:
Name:
Title: